Exhibit 99.1

ChannelAdvisor Announces Third Quarter 2014 Financial Results
Total revenue of $21.0 million increases 26.1 percent year-over-year
Core revenue of $20.7 million increases 27.5 percent year-over-year

Research Triangle Park, NC - November 6, 2014 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and manufacturers to increase global sales, today announced its financial results for the quarter ended September 30, 2014.

"ChannelAdvisor continues to operate at the center of the secular trend towards e-commerce. Waves of innovation (mobile, social, marketplaces, etc.) are driving retailers and branded manufacturers to seek out sophisticated e-commerce management software that enables them to scale their online operations rapidly and efficiently," said Scot Wingo, CEO of ChannelAdvisor.  "For our target market, connecting with their customers online is no longer a nice-to-have, it is an imperative.  As this realization hits home with more of our potential customer base, we believe ChannelAdvisor is uniquely positioned to benefit as the industry thought leader with the world's most technologically advanced e-commerce management platform."

Highlights from the third quarter of 2014 are presented below:

Third Quarter 2014 Financial Results

•	Total revenue of $21.0 million for the third quarter of 2014 increased 26.1 percent compared with total revenue of $16.6 million for the third quarter of 2013.

•
Core revenue increased by 27.5 percent to $20.7 million from $16.2 million in the third quarter of 2013. The company’s method for calculating this and other key operating metrics that it reports is included later in this press release.

•
GAAP net loss was $(9.0) million compared with a net loss of $(4.3) million in the third quarter of 2013. GAAP net loss per share was $(0.36), based on 24.8 million weighted average shares outstanding, compared with a net loss per share of $(0.20), based on 21.6 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation, was $(6.5) million compared with non-GAAP net loss of $(3.8) million for the third quarter of 2013. Non-GAAP net loss per share was $(0.26) for the third quarter of 2014, based on 24.8 million weighted average shares outstanding, compared with a non-GAAP net loss per share of $(0.18) for the third quarter of 2013, based on 21.6 million weighted average shares outstanding.

•
Adjusted EBITDA, a non-GAAP measure, was $(4.7) million for the third quarter of 2014 compared with $(2.4) million for the third quarter of 2013. Adjusted EBITDA excludes depreciation, amortization, income tax expense, interest and stock-based compensation expenses.

•	Cash at quarter end totaled $82.3 million, compared with $85.1 million at the end of the second quarter.

Recent Business Highlights

•
Added 108 net core customers in the third quarter. Total core customer count was 2,781 at the end of the third quarter, an increase of 22 percent from 2,287 core customers at the end of the third quarter of 2013.

•	Average revenue per core customer, calculated on a trailing twelve-month basis, increased 4 percent to $31,375 for the third quarter, compared with $30,113 for the third quarter of 2013.

•
Fixed subscription fees were 79 percent of total revenue and variable subscription fees were 21 percent of total revenue for the third quarter of 2014. This compares to 70 percent and 30 percent, respectively, for the third quarter of 2013.

•	Subscription dollar retention rate, the primary metric that we use to measure customer retention, exceeded 100 percent for the quarter, consistent with recent performance.

•
Added new top-tier customers including Boohoo.com, Etailz, Inc., Focus Camera, LLC, Hallmark Baby, Huppin's Hi-Fi Photo & Video, Inc., Iced Out, PUMA, South Moon Sales, Inc., ThinkGeek, Inc. and US Cargo Control.

•	Participated in several industry conferences, including the annual Shop.org Summit in Seattle, Dmexco 2014 in Cologne, Germany and eCommerce Expo in London.

•	Announced the Catalyst 2015 Conference, which will take place March 30 to April 1 in Las Vegas.

•	Announced the 2014 Autumn Release, which includes product updates that enhance the management of eBay, enables mobile and social commerce and expands global offerings.

Exhibit 99.1

•	Developed the ChannelAdvisor SuiteApp, which integrates with NetSuite to streamline product and order data exchange between the two solutions.

•	Integrated with three German marketplaces: MeinPaket.com, Rakuten.de and Zalando.

•	As separately announced, completed the acquisition of E-Tale Holdings Limited on October 31 to help brands expand their online presence and e-commerce activities.

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the fourth quarter and full year of 2014:

Fourth Quarter 2014

•	Total revenue between $25.6 million and $26.1 million.

•	Adjusted EBITDA between $(0.7) million and $(0.1) million.

•	Stock-based compensation expense between $2.7 million and $3.0 million.

•	24.9 million weighted average shares outstanding.
Full Year 2014

•	Total revenue between $86.7 million and $87.2 million.

•	Adjusted EBITDA between $(18.7) million and $(18.1) million.

•	Stock-based compensation expense between $8.0 million and $8.3 million.

•	24.7 million weighted average shares outstanding.

Conference Call Information

What:	ChannelAdvisor third quarter 2014 financial results conference call
When:	Thursday, November 6, 2014
Time:	4:30 p.m. ET
Live Call:	(866) 515-2911, Passcode 50216676, Domestic
(617) 399-5125, Passcode 50216676, International
Webcast:	http://ir.channeladvisor.com (live and replay)

Key Operating Metrics
Core revenue excludes revenue attributable to the products from two small legacy acquisitions, both of which occurred prior to 2008, which we do not consider to be a core part of our strategic focus going forward.
Number of core customers includes all customers who subscribe to at least one of our solutions other than the non-core, legacy products.
Average revenue per core customer is total core revenue divided by the average monthly number of core customers during the period.
Subscription dollar retention rate is calculated for a particular period by establishing the cohort of core customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose, we do not include any non-core revenue, any variable subscription fees paid by our customers or any implementation fees.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: core revenue, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these

Exhibit 99.1

non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs. With respect to our expectations under "Financial Outlook" above, reconciliation of non-GAAP Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2014, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on two non-redundant data centers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Exhibit 99.1

Media Contact:
Jordan Smith
ChannelAdvisor Corporation
jordan.smith@channeladvisor.com
919-582-6813
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$82,280	$104,406
Accounts receivable, net of allowance of $504 and $561 as of September 30, 2014 and December 31, 2013, respectively	12,466	13,951
Prepaid expenses and other current assets	4,509	3,571
Total current assets	99,255	121,928
Property and equipment, net	13,646	9,088
Goodwill	16,106	16,106
Intangible assets, net	374	670
Restricted cash	635	685
Other assets	250	309
Total assets	$130,266	$148,786
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,361	$4,237
Accrued expenses	8,029	7,492
Deferred revenue	16,441	14,093
Other current liabilities	2,526	1,723
Total current liabilities	28,357	27,545
Long-term capital leases, net of current portion	2,171	1,558
Other long-term liabilities	2,624	1,903
Total liabilities	33,152	31,006
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 24,853,614 and 23,643,872 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	25	24
Additional paid-in capital	225,457	218,330
Accumulated other comprehensive loss	(287)	(471)
Accumulated deficit	(128,081)	(100,103)
Total stockholders’ equity	97,114	117,780
Total liabilities and stockholders’ equity	$130,266	$148,786

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$20,966	$16,620	$61,074	$47,518
Cost of revenue (1)	6,018	4,555	18,169	12,971
Gross profit	14,948	12,065	42,905	34,547
Operating expenses (1):
Sales and marketing	13,865	9,316	42,131	26,398
Research and development	4,263	2,991	12,572	8,882
General and administrative	5,677	3,499	15,850	8,641
Total operating expenses	23,805	15,806	70,553	43,921
Loss from operations	(8,857)	(3,741)	(27,648)	(9,374)
Other (expense) income:
Interest expense, net	(55)	(520)	(157)	(2,606)
Other income, net	(86)	4	(86)	17
Total other (expense) income	(141)	(516)	(243)	(2,589)
Loss before income taxes	(8,998)	(4,257)	(27,891)	(11,963)
Income tax expense	6	35	87	56
Net loss	$(9,004)	$(4,292)	$(27,978)	$(12,019)
Net loss per share:
Basic and diluted	$(0.36)	$(0.20)	$(1.14)	$(1.13)
Weighted average common shares outstanding:
Basic and diluted	24,793,869	21,588,578	24,528,263	10,652,921

(1) Includes stock-based compensation as follows:
Cost of revenue	$183	$41	$373	$159
Sales and marketing	922	146	1,833	439
Research and development	286	89	584	264
General and administrative	1,143	198	2,511	571
	$2,534	$474	$5,301	$1,433

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(27,978)	$(12,019)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	4,393	2,619
Bad debt expense	993	221
Change in fair value of preferred stock warrants	—	1,052
Accretion of debt discount	—	449
Stock-based compensation expense	5,301	1,433
Other items, net	107	18
Changes in assets and liabilities:
Accounts receivable	603	(1,503)
Prepaid expenses and other assets	(869)	63
Restricted cash	51	—
Accounts payable and accrued expenses	(1,668)	2,404
Deferred revenue	2,238	4,227
Cash and cash equivalents used in operating activities	(16,829)	(1,036)
Cash flows from investing activities
Purchases of property and equipment	(5,400)	(1,990)
Payment of internal-use software development costs	(820)	(962)
Cash and cash equivalents used in investing activities	(6,220)	(2,952)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	86,095
Repayment of debt and capital leases	(1,049)	(919)
Payment of deferred offering costs	—	(2,474)
Proceeds from exercise of stock options	1,827	879
Cash and cash equivalents provided by financing activities	778	83,581

Effect of currency exchange rate changes on cash and cash equivalents	145	(171)
Net (decrease) increase in cash and cash equivalents	(22,126)	79,422
Cash and cash equivalents, beginning of period	104,406	10,865
Cash and cash equivalents, end of period	$82,280	$90,287

Reconciliation of Core Revenue (Non-GAAP) to Revenue (GAAP)
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Core revenue	$20,686	$16,219	$60,101	$46,142
Non-core revenue	280	401	973	1,376
Total revenue	$20,966	$16,620	$61,074	$47,518

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss (GAAP)	$(9,004)	$(4,292)	$(27,978)	$(12,019)
Plus: stock-based compensation	2,534	474	5,301	1,433
Net loss (Non-GAAP)	$(6,470)	$(3,818)	$(22,677)	$(10,586)

Weighted average common shares outstanding, basic and diluted	24,793,869	21,588,578	24,528,263	10,652,921
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	7,307,040
Shares used in computing non-GAAP net loss per share, basic and diluted	24,793,869	21,588,578	24,528,263	17,959,961
Net loss per share, basic and diluted (Non-GAAP)	$(0.26)	$(0.18)	$(0.92)	$(0.59)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss	$(9,004)	$(4,292)	$(27,978)	$(12,019)
Adjustments:
Interest expense, net	55	520	157	2,606
Income tax expense	6	35	87	56
Depreciation and amortization expense	1,741	886	4,393	2,619
Total adjustments	1,802	1,441	4,637	5,281
EBITDA	(7,202)	(2,851)	(23,341)	(6,738)
Stock-based compensation expense	2,534	474	5,301	1,433
Adjusted EBITDA	$(4,668)	$(2,377)	$(18,040)	$(5,305)